Exhibit 99.1

UNDER ARMOUR ANNOUNCES ERIC LIEDTKE AS EXECUTIVE VICE PRESIDENT OF BRAND STRATEGY

Industry Veteran and Former adidas Group Executive Will Join the Company Following the Acquisition of UNLESS COLLECTIVE, INC

BALTIMORE, Aug. 6, 2024—Under Armour, Inc. (NYSE: UA, UAA) today announced that Eric Liedtke will join the company as Executive Vice President of Brand Strategy following the completion of its acquisition of UNLESS COLLECTIVE, INC (UNLESS), a zero-plastic regenerative fashion brand. The transaction is expected to be completed later this week.

After a 26-year career at adidas Group (adidas), culminating in his roles as Brand President and Executive Board Member from 2014 to 2019, Liedtke and industry executives from adidas, Quicksilver, and R/GA set out in 2020 to found UNLESS and pioneer a better way for the industry to prove that plants could replace plastics in the creation of apparel and footwear.

Eric will serve as Executive Vice President of Brand Strategy and be globally accountable for amplifying Under Armour’s brand identity and storytelling, its comprehensive strategic planning process, and executing transformational initiatives that accelerate growth for UA while continuing to lead and curate, UNLESS. He will report to President & CEO Kevin Plank and oversee UA’s brand presence through category marketing, consumer intelligence, creative, marketing operations, loyalty, social media, sports marketing, and all strategy functions.

“We are thrilled to welcome Eric and the UNLESS team to Under Armour. With Eric’s best-in-class history of driving exceptional growth in the branded sports industry and an established reputation as an exceptional leader, his experience will be a tremendous asset in galvanizing Under Armour’s brand strategy, refining our operating model, and ensuring that every facet of consumer engagement is moving our brand forward,” said Under Armour President & Chief Executive Officer Kevin Plank. “Complementing our strengthened leadership team – Eric is a rare multi-disciplinary professional whose track record of consumer-centric growth will help drive our company’s evolution during this unique time. I look forward to working with Eric in this important new role.”

“Sports, inspiration, and culture bring people together, and I am honored by the opportunity to contribute to Under Armour’s long legacy as an iconic brand that connects across these dimensions,” said Under Armour Executive Vice President of Brand Strategy Eric Liedtke. “I see tremendous opportunity to elevate the brand, enable deeper loyalty, and drive growth among new and existing consumers. I am excited to work with a visionary founder in Kevin and the executive leadership team to redefine and amplify the UA story and deliver an improved trajectory of growth over the long term.”

Eric Liedtke Background

Before co-founding and becoming Chief Executive Officer of UNLESS in 2020, Eric Liedtke built a storied career at adidas, including senior positions in footwear marketing and executive roles as VP of Brand Marketing, SVP of Sports Performance Brand Marketing and Head of Sports Performance, finishing as Brand President and Executive Board Member. While Brand President, he is credited with orchestrating one of the most significant turnarounds in the company’s history through the creation and implementation of a five-year strategic plan that delivered more than $8 billion of revenue growth. His strategic and cultural leadership enabled adidas to break new ground in material, innovation, sustainability, and streetwear, creating conditions for consistent growth and largely responsible for the launches of the Boost footwear platform, Yeezy collaboration, and Parley line of sustainability-driven products, which were built from recycled ocean plastics. Liedtke holds a Bachelor of Arts degree from the University of Wisconsin-Madison and is an avid surfer, outdoorsman, and fitness addict.

About UNLESS COLLECTIVE, INC

UNLESS COLLECTIVE, INC (UNLESS) is the world’s first all-plant, zero-plastic regenerative fashion brand. Inspired by the Pacific Northwest and influenced by the utility and style of skate, outdoor, and cold-water surf, UNLESS creates clothing and apparel built from the elements that can be worn in the elements and safely returned to the elements. UNLESS is a collective of innovators, engineers, artists, and activists collaborating to operate the first regenerative fashion platform – connecting material, design, manufacturing, and composting to use plant-based innovation and production ingenuity to solve for a plastic-free future. Visit https://unlesscollective.com for more information.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our future growth opportunities. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports filed with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega
SVP, Investor Relations, Treasury and Corporate Development
(410) 246-6810